UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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of the Securities Exchange Act of 1934

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IONA TECHNOLOGIES PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 25, 2008, IONA Technologies PLC (the “Company” or “IONA”) and Progress Software Corporation (“Progress”) announced that they had reached agreement on the terms of a recommended acquisition for cash of the entire issued and to be issued share capital of the Company, whereby SPK Acquisitions Limited, a private limited company incorporated under Irish company law and a wholly-owned subsidiary of Progress (“SPK Acquisitions”), will acquire all of the issued and to be issued share capital of the Company not already owned by Progress or its subsidiaries for cash (the “Scheme”) by means of a scheme of arrangement under Section 201 of the Irish Companies Act 1963 (the “Companies Act”) (the proposed acquisition by SPK Acquisitions of the Company is referred to as the “Acquisition”).

On August 1, 2008, the Company and SPK Acquisitions mailed the following optionholder proposal to all holders of share options to subscribe for ordinary shares in the Company pursuant to the Company’s stock option plans:

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the action you should take, you are recommended to immediately seek your own personal financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial advisor who, if you are taking advice in Ireland, is authorised or exempted under the Investment Intermediaries Act 1995 of Ireland or the European Communities (Markets in Financial Instruments Directive) Regulations 2007 of Ireland (as amended).

This document should be read in conjunction with the document sent to IONA Shareholders dated 25 July 2008 (the “Scheme Document”) setting out the terms of the recommended acquisition of IONA Technologies PLC by means of a scheme of arrangement under section 201 of the Companies Act 1963 of Ireland (the “Scheme”) and, unless the context otherwise requires, words and expressions defined in the Scheme Document apply in this document and in the Option Exercise Form.

If you have any questions relating to this document or how to complete and return the Option Exercise Forms, you should contact the following IONA personnel: If you are located in the EMEA or APAC regions: Elaine Duignan Ph: (+353-1) 637-2231 or elaine.duignan@iona.com and if you are located in the AMER region: Nancy Fleming Ph: +1-781-902-8880 or nancy.fleming@iona.com.

If you wish to take action in relation to this communication, you must return the Option Exercise Form, completed in accordance with the instructions contained in this document (and on the Option Exercise Form), to elaine.duignan@iona.com to arrive no later than 12.00 noon (Irish Standard Time) on Wednesday 3 September 2008.

OPTIONHOLDER PROPOSAL

FOR OPTIONHOLDERS UNDER THE

IONA SHARE OPTION SCHEMES

in connection with the

RECOMMENDED ACQUISITION FOR CASH

OF

IONA TECHNOLOGIES PLC

BY

SPK ACQUISITIONS LIMITED,

A WHOLLY OWNED SUBSIDIARY OF

PROGRESS SOFTWARE CORPORATION,

BY MEANS OF A SCHEME OF ARRANGEMENT

UNDER SECTION 201 OF THE COMPANIES ACT 1963 OF IRELAND

The distribution of this document in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this document and all other documents relating to the Acquisition are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction.

Any action taken in relation to the Acquisition should be taken only on the basis of all of the information contained in this document and the Scheme Document and any other document by which the Acquisition and the Scheme are made.

The directors of IONA (whose names are set out on page 4 of this document) accept responsibility for the information contained in this document other than that relating to SPK Acquisitions, Progress, the SPK Acquisitions Group, the directors of SPK Acquisitions and the directors of Progress and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of IONA (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of SPK Acquisitions, whose names appear on page 4 of this document, and the directors of Progress, whose names appear in Part VI (Information on SPK Acquisitions and Progress) of the Scheme Document, accept responsibility for the information contained in this document relating to SPK Acquisitions, Progress, the SPK Acquisitions Group, the directors of SPK Acquisitions and the directors of Progress and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of SPK Acquisitions and the directors of Progress (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Lehman Brothers, which is regulated under the laws of the United States of America, is acting exclusively for the Board of IONA and no one else in connection with the Acquisition and will not be responsible to anyone other than the Board of IONA for providing the protections afforded to clients of Lehman Brothers for providing advice in relation to the Acquisition, the contents of the Scheme Document, this document or any transaction or arrangement referred to herein.

Any Person who is the holder of one per cent or more of IONA Shares may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules, effective from the date of the commencement of the Offer Period.

CONTENTS

Part 1	Joint Letter from SPK Acquisitions and IONA

	1.	Introduction

	2.	The Acquisition and the Scheme

	3.	Your IONA Options

	4.	The Optionholder Proposal

	5.	What happens if you do nothing?

	6.	What happens if the Scheme does not become effective?

	7.	Further Information

	8.	Views of the Board of IONA

Part 2	Additional Information

	1.	Rules of the IONA Share Option Schemes

	2.	Effect of exercising your IONA Options using the Cashless Exercise Facility

	3.	Effect of exercising your IONA Options which are currently exercisable in the normal course

	4.	Tax Consequences – Ireland and the U.S.

	5.	Miscellaneous Information

PART 1

JOINT LETTER FROM SPK ACQUISITIONS LIMITED AND IONA TECHNOLOGIES PLC

SPK Acquisitions Limited	IONA Technologies PLC
Arthur Cox Building Earlsfort Terrace Dublin 2	The IONA Building Shelbourne Road Ballsbridge Dublin 4

Incorporated and registered in Ireland under the Companies Acts 1963 to 2006 with registered number 453119	Incorporated and registered in Ireland under the Companies Acts 1963 to 2006 with registered number 171387

Board: Norman R. Robertson Peter M. Moloney	Board: Kevin C. Melia (Chairman) Seán Baker Christopher J. Horn (Vice Chairman) Ivor Kenny James D. Maikranz Bruce J. Ryan Francesco Violante Peter Zotto* *Executive director

To	The holders of IONA Options

1 August 2008

Dear IONA Optionholder,

1.	Introduction

On 25 June 2008 the Board of IONA and the Board of SPK Acquisitions announced that they had reached agreement on the terms of a recommended acquisition for cash of the entire issued and to be issued share capital of IONA by SPK Acquisitions, a wholly-owned subsidiary of Progress, (the “Acquisition”) by means of a scheme of arrangement under section 201 of the Companies Act 1963 (the “Scheme”). You should already have received a copy of the Scheme Document dated 25 July 2008 which sets out the terms of the Scheme for your information. If you have not received a copy of the Scheme Document, please contact Donal Moriarty at IONA on (+353-1) 637-2291 or donal.moriarty@iona.com.

The purpose of this communication is to give you information about how the Acquisition will affect your IONA Options and to inform you how you may realise the value of your IONA Options in connection with the Acquisition.

You should read this letter in conjunction with the Scheme Document and the enclosed Option Exercise Form.

Unless otherwise defined in this letter, words and expressions defined in the Scheme Document have the same meaning in this letter and the Option Exercise Form as in the Scheme Document.

2.	The Acquisition and the Scheme

Under the terms of the Acquisition, IONA Scheme Shareholders will be entitled to receive:

$4.05 in cash for each IONA Share (the “Cash Consideration”).

The Acquisition is conditional upon, amongst other things, the sanction of the Scheme by the High Court and the Scheme becoming effective as a result of a copy of the order of the High Court and the minute required by section 75 of the Companies Act 1963 being filed with, and registered by, the Registrar of Companies. (The date on which the Scheme becomes so effective will be the “Effective Date” and it is expected to occur on 15 September 2008.) Assuming this happens, IONA will become a subsidiary of SPK Acquisitions and an indirectly wholly owned subsidiary of Progress. As part of the Scheme, the articles of association of IONA will be amended to provide that, where any IONA Shares are issued on the exercise of IONA Options after 10.00 p.m. (Irish Standard Time) on the day before the date on which the High Court sanctions the Scheme, SPK Acquisitions may acquire those IONA Shares in exchange for the payment by SPK Acquisitions to the new shareholder of the Cash Consideration.

You will be notified if the Scheme is sanctioned by the High Court. This is expected to occur on 10 September 2008.

3.	Your IONA Options

Confirming your holdings of IONA Options

Before you take any action in relation to this letter, you should satisfy yourself that you have accurate and up-to-date information about your IONA Options. You can do this by accessing your Benefits Online account with Merrill Lynch. The web-site address is www.benefits.ml.com.

To access your individual Benefits Online account, you will need two numbers:

(i)	Your Merrill Lynch Account ID Number. If you are resident in the U.S., this number will be the same as your Social Security Number. If you are resident outside the U.S., you will already have been assigned a unique 9-digit number. It should appear on all correspondence you receive from Merrill Lynch. If you have misplaced your Merrill Lynch Account ID Number, please contact the following IONA personnel: If you are located in the EMEA or APAC regions: Elaine Duignan Ph: (+353-1) 637-2231 or elaine.duignan@iona.com and if you are located in the AMER region: Nancy Fleming Ph: 781-902-8880 or nancy.fleming@iona.com.

(ii)	Your Benefits Online PIN. This will have been sent to you previously by Merrill Lynch. If you have misplaced it, you should contact Merrill Lynch on 1-877-767-2404 (U.S. employees) or + 1-609-818-8894 (non-U.S. employees).

When you access your Benefits Online account you will see clearly how many IONA Options you hold and the exercise or grant price of each of your IONA Options.

IMPORTANT: PLEASE REVIEW THE INFORMATION IN YOUR BENEFITS ONLINE ACCOUNT CAREFULLY BEFORE YOU TAKE ANY ACTION IN RELATION TO THIS LETTER. IF YOU BELIEVE THAT ANY OF THE DETAILS ABOUT YOUR IONA OPTIONS SHOWN IN YOUR BENEFITS ONLINE ACCOUNT ARE NOT CORRECT OR ARE INCOMPLETE PLEASE CONTACT THE FOLLOWING IONA PERSONNEL AS SOON AS POSSIBLE: Elaine Duignan Ph: (+353-1) 637-2231 or elaine.duignan@iona.com and if you are located in the AMER region: Nancy Fleming Ph: +1-781-902-8880 or nancy.fleming@iona.com.

Acceleration of all IONA Options

Under the rules of the IONA Share Option Schemes (the “Rules”), all IONA Options become exercisable (to the extent they are not already exercisable) on the occurrence of an event constituting a sale of IONA to an unrelated third party. Since the Acquisition is being carried out by means of a scheme of arrangement under section 201 of the Companies Act 1963, the Board of IONA amended the Rules of each of the IONA Share Option Schemes (excluding the 1997 Directors Share Option Scheme) on 24 June 2008 to specifically include a scheme of arrangement under section 201 of the Companies Act 1963 in the description of an event constituting a sale of IONA to an unrelated third party. Accordingly, under the amended Rules, all of your IONA Options will become exercisable (to the extent they are not already exercisable) in the event of the Scheme being sanctioned by the High Court and conditional upon the Scheme becoming effective.

The Acquisition and your IONA Options

The Cash Consideration payable in the Acquisition is $4.05 per IONA Share. Depending on the exercise price of your IONA Options, your IONA Options may be “in-the-money” or “under-water”.

In-the-Money Options

If your IONA Options have an exercise price that is less than $4.05 per IONA Share (“In-the-Money Options”), you will have an opportunity to realise the value of those In-the-Money Options in connection with the Acquisition.

If you wish to calculate the gain you may realise on your In-the-Money Options in connection with the Acquisition, you should use the information in your Benefits Online account to complete the following calculation in respect of each of your In-the-Money Options:

($4.05 less the exercise or grant price) X outstanding options = Gain (before deduction of applicable taxes and other deductions).

Further details of how you may realise the value of your In-the-Money Options are set out in section 4 below.

Under-Water Options

You may hold IONA Options that have an exercise price that is equal to or greater than $4.05 per IONA Share (“Under-Water Options”). If you exercise Under-Water Options in connection with the Acquisition, you will either make no gain or suffer an immediate loss as you will pay the same or more to exercise those options than the amount of the Cash Consideration. However, if, for some reason, you wish to exercise Under-Water Options, you should contact the following IONA personnel: If you are located in the EMEA or APAC regions: Elaine Duignan, Ph: (+353-1) 637-2231 or elaine.duignan@iona.com and if you are located in the AMER region: Nancy Fleming, Ph: +1-781-902-8880 or nancy.fleming@iona.com. Under the Rules, unexercised Under-Water Options will automatically lapse with effect from midnight (Irish Standard Time) on the Effective Date.

4.	The Optionholder Proposal

Exercise of In-the-Money Options in connection with the Scheme

You have the opportunity now to direct that all of your In-the-Money Options be exercised immediately upon the Scheme being sanctioned by the High Court, but conditional upon the Scheme becoming effective. If you do so, you will be entitled to receive the Cash Consideration (net of applicable taxes and other deductions) for all of the resulting IONA Shares.

In addition, you may use a cashless exercise facility to exercise your In-the-Money Options in connection with the Scheme. If you do so, you will not have to pay IONA the exercise price in order to exercise your In-the-Money Options. The exercise price will instead be deducted from the Cash Consideration payable to you. (Please see paragraph 2 of Part 2 of this document for more information about the cashless exercise facility).

The cashless exercise facility does not extend to IONA Non-Executive Directors and executive officers of IONA for United States federal securities law purposes.

If you wish to exercise your In-the-Money Options using the cashless exercise facility, you must complete the enclosed Option Exercise Form. You should then make a pdf copy of the completed form and return it by e-mail to elaine.duignan@iona.com as soon as possible and in any event no later than 12.00 noon, (Irish Standard Time) on Wednesday, 3 September 2008. If you do this, you will not need to take any further action in relation to your IONA Options.

If the Scheme becomes effective, you will receive the Cash Consideration due to you (less the exercise price payable and any applicable taxes and other deductions) within 14 days after the Effective Date. The payment will be made by electronic transfer into the bank account to which your normal payroll is paid.

If you wish to exercise all of your In-the-Money Options immediately upon the Scheme being sanctioned by the High Court, but conditional upon the Scheme becoming effective, but you do not wish to use the cashless exercise facility to do so, or you are not permitted to use the cashless exercise facility by reason of being an IONA Non-Executive Director or executive officer of IONA, do not complete the Option Exercise Form. Instead you should contact the following IONA personnel: If you are located in the EMEA or APAC regions: Elaine Duignan Ph: (+353-1) 637-2231 or elaine.duignan@iona.com and if you are located in the AMER region: Nancy Fleming Ph: +1-781-902-8880 or nancy.fleming@iona.com. If you decide to exercise your In-the-Money Options in this way, please note that in order to ensure that your option exercise is processed by the Scheme Record Time (expected to occur on 12 September 2008), you must do so no later than 6.00 p.m. (Irish Standard Time) on Tuesday, 9 September 2008. Please also note that you will have to pay IONA, by personal cheque or bank draft, the full exercise price in order to exercise your In-the-Money Options.

Cancellation of unexercised In-the-Money Options for Cash Payment

If you do not return the Option Exercise Form to IONA by 12.00 noon (Irish Standard Time) on Wednesday, 3 September 2008, or do not otherwise exercise your In-the-Money Options before 6.00 p.m. (Irish Standard Time) on Tuesday, 9 September 2008, your In-the-Money Options will automatically be cancelled with effect from midnight (Irish Standard Time) on the Effective Date. Following such cancellation IONA, (or SPK Acquisitions, if SPK Acquisitions so decides), will make a cash payment to you for each IONA Share subject to your cancelled In-the-Money Options equal to the Cash Consideration of $4.05 per IONA Share less the exercise price payable (and any applicable taxes and other deductions) in respect of that In-the-Money Option.

IMPORTANT: The tax provisions of the jurisdiction in which you are subject to taxation of your employment income may require that IONA deduct payroll taxes, social security or social or national insurance contributions and other required deductions from your option cancellation payment. Where IONA (or any member of the IONA Group) is liable, or is in accordance with current practice believed to be liable, to account to any revenue or other authority for any sum in respect of any tax or social security liability you may have as an IONA Optionholder, an amount sufficient to discharge that liability (together with the exercise price of your In-the-Money Options) will be deducted from your option cancellation payment and only the balance will be paid to you. Any amount so deducted will not be paid to you unless you can satisfy IONA that you have yourself discharged any liability due in respect of any such tax or other payment.

The amount due to you in respect of the cancellation of your In-the-Money Options will be paid to you within 14 days after the Effective Date. The payment will be made by electronic transfer into the bank account to which your normal payroll is paid.

Option Exercise vs. Option Cancellation for Cash Payment

The gain that you will make in relation to your In-the-Money Options will be the same (before deduction of applicable taxes and other deductions), whether you direct that your In-the-Money Options be exercised in connection with the Scheme (by completing and returning the Option Exercise Form to use the cashless exercise facility or by paying the applicable exercise price directly to IONA), or you do not do so (which will result in the cancellation of your In-the-Money Options on the Effective Date in return for a cash payment). In both cases the amount of your gain before deduction of applicable taxes and other deductions will be $4.05 per IONA Share less the exercise price payable under your In-the-Money Options. However, under the tax provisions that apply in the jurisdiction in which you are taxed, the gain made upon the exercise of your In-the-Money Options may be treated differently to the gain made by way of the cash payment for the cancellation of your In-the-Money Options.

Part 2 of this document contains general information about the tax treatment of share option transactions for employees who are subject to taxation in Ireland and the U.S. It is for general guidance only and does not take account of all factors that may be relevant to the taxation of an individual’s share options or the cancellation of an individual’s share options in return for a cash payment.

YOU SHOULD SEEK YOUR OWN INDEPENDENT PROFESSIONAL ADVICE IN RELATION TO THE TAX TREATMENT OF YOUR IONA OPTIONS IN YOUR INDIVIDUAL CIRCUMSTANCES BEFORE YOU TAKE ACTION IN RELATION TO THIS PROPOSAL.

Exercise of your In-the-Money Options in the Normal Course

To the extent that your In-the-Money Options are already exercisable, you are free to exercise them in accordance with the normal IONA option exercise procedure. If you wish to do so, to ensure that your option exercise is processed by the Scheme Record Time, you must complete the normal option exercise procedure no later than 6.00 p.m. (Irish Standard Time) on Tuesday, 9 September 2008 (assuming the Effective Date occurs on 15 September 2008). If you exercise your In-the-Money Options in this way, you will be issued with IONA Shares. Those IONA Shares will be cancelled pursuant to the Scheme and you will receive a cash payment equal to the Cash Consideration for each of your IONA Shares if the Scheme becomes effective.

Additional information about this procedure is contained in Part 2 of this document.

5.	What happens if you do nothing?

If you do not exercise your IONA Options then, with effect from midnight (Irish Standard Time) on the Effective Date:

•

your In-the-Money Options will automatically be cancelled and IONA, (or SPK Acquisitions, if SPK Acquisitions so decides), will make a cash payment for each IONA Share subject to each cancelled In-the-Money Option equal to the Cash Consideration of $4.05 per IONA Share less the exercise price per IONA Share payable and any applicable taxes and other deductions in respect of that In-the-Money Option; and

•	your Under-Water Options will automatically lapse.

6.	What happens if the Scheme does not become effective?

If the Scheme does not become effective then:

•	if you have submitted the Option Exercise Form it will have no effect or, if you have directed IONA that you wish to exercise your In-the-Money Options conditional upon the

Scheme becoming effective but by paying the exercise price directly to IONA rather than using the cashless exercise facility, that direction will have no effect;

•	IONA Options, whether In-the-Money Options or Under-Water Options, will not accelerate and they will continue in effect in accordance with their existing terms and conditions; and

•	if you have exercised your currently exercisable IONA Options in the normal course, you will hold IONA Shares.

7.	Further Information

If you have any queries about this Optionholder Proposal, please contact the following IONA personnel: If you are located in the EMEA or APAC regions: Elaine Duignan Ph: (+353-1) 637-2231 or elaine.duignan@iona.com and if you are located in the AMER region: Nancy Fleming Ph: +1-781-902-8880 or nancy.fleming@iona.com.

8.	Views of the Board of IONA

The Board of IONA, which has been advised by Lehman Brothers, considers the Optionholder Proposal described in section 4 above to be fair and reasonable.

In providing its advice to the Board of IONA, Lehman Brothers has taken into account the commercial assessments of the Board of IONA.

Whether you exercise your IONA Options in connection with the Scheme or do not do so, resulting in the cancellation of your In-the-Money Options in return for a cash payment, depends on your individual circumstances, including, but not limited to, the tax consequences of each of those actions and, for the avoidance of doubt, the Board of IONA makes no recommendation as to the appropriate action.

Yours faithfully,

/s/ Norman R. Robertson	/s/ Kevin C. Melia
Norman R. Robertson	Kevin C. Melia, Chairman
On behalf of SPK Acquisitions Limited	On behalf of IONA Technologies PLC

Notes

1.	Directors and secretaries of group companies and persons discharging managerial responsibilities in IONA will be obliged to complete certain notifications with regard to the exercise of their IONA Options and/or disposal of their IONA Shares and should contact Donal Moriarty at IONA on (+353-1) 637-2291 or donal.moriarty@iona.com.

2.	In order to be valid, all Option Exercise Forms must be returned to elaine.duignan@iona.com before 12.00 noon (Irish Standard Time) on Wednesday, 3 September 2008.

3.	“Option Exercise Form” where the context so admits or requires means the Option Exercise Form enclosed with this document.

PART 2

Additional Information

1.	Rules of the IONA Share Option Schemes

A copy of the rules of each of the IONA Share Option Schemes is available for inspection at IONA’s registered office, during usual business hours. Alternatively, any IONA Optionholder who requires a copy of the rules of the IONA Share Option Schemes should contact Donal Moriarty at IONA on (+353-1) 637-2291 or donal.moriarty@iona.com.

2.	Effect of exercising your IONA Options using the Cashless Exercise Facility

If you direct, by completing the Option Exercise Form, that all of your In-the-Money Options be exercised in connection with the Scheme, using the cashless exercise facility, you will be conferring a power of attorney on the Company Secretary of IONA, Donal Moriarty of IONA and the Company Secretary of SPK Acquisitions to carry out your directions on the Option Exercise Form and you will be irrevocably agreeing and directing in respect of all In-the-Money Options that:

(a)	they be exercised immediately upon the Scheme being sanctioned by the High Court. The Option Exercise Form will act as your notification to IONA that you are exercising those In-the-Money Options but it will have no effect unless and until the Scheme has been sanctioned by the High Court and will be conditional upon the Scheme becoming effective;

(b)	each of the IONA Shares which you will receive from the exercise of your In-the-Money Options will then be acquired by SPK Acquisitions under the amended articles of association of IONA and you will become entitled to the Cash Consideration (being $4.05 in cash for each IONA Share);

(c)	IONA, unless SPK Acquisitions decides to pay the Cash Consideration to you directly, will receive the Cash Consideration from SPK Acquisitions in respect of all of the IONA Shares to which you become entitled on the exercise of your In-the-Money Options;

(d)	the exercise price payable under each of your In-the-Money Options so exercised and any applicable taxes and other deductions will be deducted by IONA (or SPK Acquisitions, if SPK Acquisitions so decides) or its agent from the Cash Consideration due to you for your IONA Shares; and

(e)	you will receive the balance.

3.	Effect of exercising your IONA Options which are currently exercisable in the normal course

If you exercise your IONA Options that are currently exercisable in the normal course, then provided you have completed the usual formalities, you will be issued IONA Shares. If you become a Shareholder in sufficient time before the Voting Record Time (expected to be 6.00 p.m. (Irish Standard Time) on 26 August 2008) you should receive Forms of Proxy for the Court Meeting and the EGM related to the Scheme from the Registrar. You should contact the Registrar for these forms if you do not receive them. You should consult the Scheme Document for details of the voting rights which Shareholders have in connection with the Scheme. If you wish to receive the Cash Consideration in respect of the IONA Shares you will receive on the exercise of your IONA Options, you must follow the procedures set out in the Scheme Document.

If the Scheme becomes effective any IONA Shares issued to you on the exercise of your IONA Options will be cancelled pursuant to the Scheme and/or acquired by SPK Acquisitions under IONA’s amended articles of association. If you exercise your IONA Options but the Scheme does not become effective, you will hold IONA Shares following your exercise.

If you wish to vote at the Court Meeting and EGM in respect of the IONA Shares you acquire, please note that you must exercise your IONA Options promptly to be registered as a Shareholder before the Voting Record Time.

4.	Tax Consequences – Ireland and the U.S.

The tax information below is a summary based on the laws and practices currently in force in Ireland and the U.S. regarding the tax position of IONA Optionholders and should be treated with appropriate caution. The summary for Ireland is applicable only (except where expressly mentioned*) to Irish resident, ordinarily resident and domiciled employees who have been subject only to Irish tax in respect of their employment income and who exercise all of their employment duties in Ireland from the date of grant of their In-the-Money Options to the date of exercise or cancellation as the case may be. The summary for the U.S. is for U.S. resident and domiciled employees who are subject only to U.S. tax in respect of their employment income and summarises only the principal federal income tax consequences and not any state or local tax consequences which may vary from jurisdiction to jurisdiction.

Please note that particular rules may apply depending on your individual circumstances. The tax summary does not constitute tax or legal advice and is of a general nature only. If you are in any doubt as to your tax position, you should consult your professional advisers on the tax implications of your course of action.

4.1	Ireland

Exercise of Options – Income Tax

On exercise of any of your IONA Options you will have an income tax liability at the rate of 41% (unless you have agreed in advance with the Revenue Commissioners that a rate of 20% will apply to you) on the excess of the market value of an IONA Share on the date of exercise over the per share exercise price of your IONA Options, multiplied by the number of IONA Shares in respect of which you exercise your IONA Options. You must account for this income tax liability to the Revenue Commissioners within 30 days of the exercise of your IONA Options and file Form RTSO1. If the Scheme becomes effective, the date of exercise of your IONA Options will be the date the Scheme was sanctioned by the High Court. You will be notified when this occurs.

Payment of the tax and filing the RTSO1 return will be your responsibility. (You may be entitled to a refund of income tax if payment is made incorrectly at the higher rate instead of the standard rate, depending on your personal circumstances). You should include details of the exercise of options in your annual self-assessment tax return. The gain arising on exercise of your IONA Options may also be subject to the 2% Health Levy payable when you make your self-assessment tax return (the Health Levy rises to 2.5% in respect of income in excess of €100,000).

Please note that payment of the tax due and filing Form RTSO1 and an annual self-assessment tax return will be your responsibility, but IONA is obliged to return details of all options exercised to the Revenue Commissioners annually.

*If you are not normally subject to income taxation in Ireland but you carried out any of your employment duties in Ireland during the period from the date of grant of your In-the-Money Options to the date of exercise of your In-the-Money Options, then you may be subject to Irish income tax and the Health Levy.

Disposal of IONA Shares – Capital Gains Tax

You may be liable for Capital Gains Tax (“CGT”) (current rate 20%) on a disposal of the IONA Shares you acquire on exercise of your IONA Options. Any CGT arising would be payable on the excess of the disposal proceeds/market value at disposal over the exercise price you paid for your IONA Shares plus any amount charged to income tax (less allowable losses and deductions such as broker’s fees). There is an annual individual small gains exemption of €1,270 in respect of all gains.

It will be your responsibility to account to the Revenue Commissioners for any CGT payable and file related returns.

The question of whether CGT arises will depend on the market value of an IONA Share when you exercise your IONA Options and the sale proceeds/market value when you dispose of your IONA Shares. If you exercise your In-the-Money Options using the cashless exercise facility in connection with the Scheme, you should have no capital gain as the tax basis you obtain in the IONA Shares issued as a result of the exercise of your IONA Options should equate to the disposal proceeds of those IONA Shares.

Cancellation of In-the-Money Options in Return for Cash Payment

If you do not exercise your In-the-Money Options, the cash payment that you will receive upon cancellation of your In-the-Money Options will be taxable to you as ordinary income paid in respect of your employment and will be subject to deduction of PAYE, PRSI and the Health Levy.

*If you are not normally subject to income taxation in Ireland but you carried out any of your employment duties in Ireland during the period from the date of grant of your In-the-Money Options to the date of cancellation of your In-the-Money Options then Irish PAYE may have to be deducted from the full amount of your payment irrespective of the time you actually spent in Ireland during that period. You may be entitled to a refund of all or part of such PAYE deducted by applying to the Irish Revenue Commissioners.

IONA is also obliged to return details of all options cancelled to the Revenue Commissioners annually.

4.2	United States

Circular 230 Disclosure:

The information set forth in this United States tax summary was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer. The information was written to support the promotion or marketing of the matters addressed in this summary. Each taxpayer should seek advice based upon the taxpayer’s particular circumstances from an independent tax advisor. The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

Exercise of Options – Income Tax

On exercise of any of your IONA Options, your tax liability depends, in part, on whether your IONA Options are “incentive stock options” intended to be taxed under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or “non-qualified options” which are not intended to be taxed under Section 422 of the Code.

In your Benefits Online account, an incentive stock option will be as described as “ISO” and a non-qualified option as “NQ”.

(a)	Incentive Stock Options

When you exercise an incentive stock option, you will not have taxable income and you will not have any additional FICA (Social Security) taxes. Generally, if you exercise an incentive stock option and do not dispose of the shares acquired on exercise until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to you, the entire gain, if any, realized when you dispose of your shares will be taxable to you as long-term capital gain. However, if you dispose of the shares you received when you exercise an incentive stock option within these one-year or two-year periods, it will be considered a “disqualifying disposition.” In such case, you will generally realize ordinary income in the year of the disposition. Your income will be an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the stock option was exercised over (2) the option exercise price.

If you exercise any IONA Options that are incentive stock options using the cashless exercise facility in connection with the Scheme, you will not satisfy the one-year holding period (described above) and you will have a disqualifying disposition. As a result, you will have taxable income per IONA Share subject to the option in an amount equal to the excess of $4.05 over the option exercise price.

(b)	Non-Qualified Options

When you exercise a non-qualified option, you will have taxable income equal to the excess of the fair market value of the shares received on the exercise date over the option exercise price for the shares. Your tax basis in the shares is increased by the amount of such taxable income. When you later sell the IONA Shares you will realize long-term or short-term gain or loss depending on how long you held the shares.

If you exercise any IONA Options that are non-qualified options using the cashless exercise facility in connection with the Scheme, your income will be an amount equal to the excess of $4.05 over the option exercise price. In addition, you will have FICA taxes on this amount. If you otherwise exercise any non-qualified options before the Scheme becomes effective, you will have ordinary income equal to the excess of the fair market value of IONA Shares on the date of exercise over your option exercise price. This income will be subject to federal income tax and FICA taxes. Your tax basis in the IONA Shares that you acquire on exercise will be increased by the amount of such taxable income. When you sell those IONA Shares in the Scheme or otherwise, you will realize long-term or short-term gain depending on how long you held the shares and whether your basis in the shares was more or less than the sale price. If you exercise your In-the-Money Options using the cashless exercise facility in connection with the Scheme, you will have no additional gain or loss.

Cancellation of In-the-Money Options in Return for Cash Payment

If you do not exercise your In-the-Money Options, the cash payment that you will receive upon cancellation of your In-the–Money Options will be taxable to you as ordinary income subject to federal income taxes and FICA taxes.

5.	Miscellaneous Information

Accidental omission to dispatch this document to, or any failure to receive the same by, any person to whom this document is addressed, or should be addressed, shall not invalidate this document or the choices set out in it in any way.

Lehman Brothers has given and not withdrawn its written consent to the issue of this document with the inclusion of the references to its name in the form and context in which it appears.

*        *        *

IONA TECHNOLOGIES PLC

OPTION EXERCISE FORM (USING CASHLESS EXERCISE FACILITY)

For the holders of IONA Options having an exercise price less than $4.05 per IONA Share

INSTRUCTIONS

Complete this Option Exercise Form if you wish to exercise all your In-the-Money Options (as that term is defined at paragraph 2 below) and avail of the cashless exercise facility described in the accompanying Optionholder Proposal.

SELECT TAX PAYMENT METHOD

THIS SECTION DOES NOT APPLY TO IONA OPTIONHOLDERS SUBJECT TO TAXATION IN IRELAND

Deduct taxes from Net Proceeds of Sales*

Do not Deduct taxes (unless required)

*	If you tick this box then, although it is not required to do so, IONA or SPK Acquisitions may deduct taxes and other deductions for which you are liable by reason of your option exercise and remit them to the relevant authorities, but only to the extent it may do so under the taxation provisions of the jurisdiction in which you have a tax or other liability. Otherwise, deductions will be made in line with the minimum requirements of US Federal and State law or other applicable tax provisions.

This Option Exercise Form must be completed and a PDF copy of the completed document emailed to elaine.duignan@iona.com as soon as possible and in all events by 12.00 noon (Irish Standard Time) on Wednesday, 3 September 2008 at the latest.

PRINT OPTIONHOLDER NAME:

SIGNED BY OPTIONHOLDER :

SIGNED BY WITNESS:

PRINT WITNESS NAME:

WITNESS ADDRESS:

DATE :

Please note that you must sign in the presence of an independent witness (over 18 years of age) who must also sign and print his/her full name and address where indicated.

IF THIS OPTION EXERCISE FORM IS INCORRECTLY COMPLETED OR RECEIVED BY IONA AFTER 12 NOON (IRISH STANDARD TIME) ON WEDNESDAY 3 SEPTEMBER 2008 IT MAY NOT BE ACCEPTED.

Terms of Option Exercise

By signing this Option Exercise Form, I hereby:

1.	confirm that I have reviewed details of all of my IONA Options in my account on the Merrill Lynch Benefits Online website and am satisfied that the details of such options are complete and accurate as of the date of this Option Exercise Form;

2.	confirm that this Option Exercise Form relates to all the outstanding options that I hold under the IONA Share Option Schemes which have an exercise price less than $4.05, which is the Cash Consideration per IONA Share under the Scheme (the “In-the-Money Options”);

3.	acknowledge that where my outstanding IONA Options have an exercise price equal to or greater than $4.05 per IONA Share, these IONA Options will lapse upon the Scheme becoming effective;

4.	direct that all of my In-the-Money Options be exercised, using the cashless exercise facility, immediately upon the Scheme being sanctioned by the High Court, but subject to the Scheme becoming effective;

5.	undertake, pursuant to the cashless exercise facility, to pay the aggregate exercise price payable on the exercise of the In-the-Money Options to IONA within 60 days of the Scheme becoming effective. I hereby irrevocably direct IONA to receive the Cash Consideration in respect of the IONA Shares issued upon the exercise of my In-the-Money Options and direct that such Cash Consideration be paid to IONA. Further, I hereby irrevocably direct IONA or its agent or SPK Acquisitions or its agent to deduct such amount of the Cash Consideration as represents the amount of the said option exercise price (and any applicable taxes and other deductions) and to pay any surplus to me;

Note: You are directing that an amount be deducted from the Cash Consideration payable under the Scheme for the IONA Shares issued on the exercise of your In-the-Money Options to ensure the payment to IONA of the option exercise price (and applicable taxes and other deductions) and the balance will then be remitted to you.

6.	irrevocably agree and authorise IONA or its agent or SPK Acquisitions or its agent to deduct from the Cash Consideration an amount equal to any payroll taxes, social security, social or national insurance contributions and any deductions or withholdings that IONA or the relevant member of the IONA Group (as the case may be) is or may be required by law to account to any revenue or other authority on the exercise of my In-the-Money Options;

7.	confer a power of attorney on each of the Company Secretary of IONA, Donal Moriarty of IONA and the Company Secretary of SPK Acquisitions and authorise and instruct any such attorney (“my attorney”) to do all acts and things that may be required in this Option Exercise Form in respect of the IONA Shares which I will receive on the exercise of my In-the-Money Options and to carry out my directions in this Option Exercise Form including, without limitation, the exercise of my In-the-Money Options and any transfer of my IONA Shares issued upon the exercise of my In-the-Money Options in accordance with the Scheme and/or the IONA articles of association (as amended from time to time), and I hereby undertake to execute any further documents that may be required in connection with such directions and I undertake to confirm and ratify any action properly or lawfully taken on my behalf by my attorney and I undertake to indemnify my attorney in respect of anything he may do in discharge of such authority;

8.	warrant and undertake that each In-the-Money Option covered by this Option Exercise Form is valid and subsisting and free from all liens, charges and encumbrances of any nature whatsoever and that it shall so remain;

9.	acknowledge that any option certificate in respect of an In-the-Money Option covered by this Option Exercise Form shall become void once that In-the-Money Option has been exercised in accordance with my instructions given in this Option Exercise Form;

2

10.	confirm that my instructions given, and agreements and elections made, in this Option Exercise Form are irrevocable, subject only to the Scheme being sanctioned by the High Court and becoming effective;

11.	confirm that all authorities in this Option Exercise Form, in particular the power of attorney, are given by way of security for the performance of my obligations and are irrevocable, subject only to the Scheme being sanctioned by the High Court and becoming effective;

12.	agree that if IONA determines it to be appropriate, this Option Exercise Form may be as effective as if it were duly completed and received notwithstanding that it is not completed or received strictly in accordance with the instructions on the Option Exercise Form itself and these Terms;

13.	confirm that I have received the Scheme Document and the document entitled “Optionholder Proposal for Optionholders under the IONA Share Option Schemes” (the “Optionholder Proposal”);

14.	agree that words and expressions used in this Option Exercise Form shall have the same meaning as in the Scheme Document or the Optionholder Proposal unless otherwise specifically defined in this Option Exercise Form;

15.	agree that my execution of this Option Exercise Form may be relied upon by IONA and any of its subsidiaries or holding companies and shall be confirmation of my agreement to the acquisition of IONA Shares issued on the exercise of my In-the-Money Options if the Scheme is sanctioned by the High Court and becomes effective;

16.	agree that this Option Exercise Form shall be governed by and construed in accordance with Irish law and confirm my irrevocable submission to the exclusive jurisdiction of the courts of Ireland in respect of any action, suit or proceeding arising out of or in connection with this Option Exercise Form;

17.	acknowledge that in order to be valid, this Option Exercise Form must be duly completed signed and witnessed and a PDF copy returned by email to elaine.duignan@iona.com no later than 12.00 noon (Irish Standard Time) on Wednesday, 3 September 2008;

18.	acknowledge that IONA shall not be responsible for any consequential loss in the event of an Option Exercise Form being completed incorrectly, returned without payment of the option price (where relevant), or returned after any specified deadline; and

19.	authorise and direct that all correspondence in connection with the Acquisition be sent to me at my own risk to the e-mail address at IONA at which I receive e-mail correspondence in the course of my employment or to the address shown on this Option Exercise Form.

*        *        *

3

Important Additional Information and Where to Find It

In connection with the Acquisition and the Scheme, on July 25, 2008, IONA filed with the Securities and Exchange Commission a proxy statement (comprising the scheme document) and mailed it to its shareholders on or about July 28, 2008. Investors and shareholders of IONA are urged to read the proxy statement (comprising the scheme document) and the other relevant materials available because they contain important information about IONA, SPK Acquisitions, Progress and the proposed Acquisition and the Scheme and related matters.

The proxy statement (comprising the scheme document) and other relevant materials, and any and all documents filed by IONA and Progress with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the Securities and Exchange Commission by IONA by directing a written request to IONA, c/o IONA Technologies, Inc., 200 West Street, Waltham, Massachusetts 02451, United States of America, Attention: Investor Relations and by Progress by directing a written request to Progress Software Corporation, 14 Oak Park Drive, Bedford, Massachusetts 01730, United States of America, Attention: Investor Relations.

INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (COMPRISING THE SCHEME DOCUMENT) AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED ACQUISITION AND THE SCHEME.

IONA, SPK Acquisitions and Progress and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of IONA in connection with the Acquisition and the Scheme. Information about those executive officers and directors of IONA and their ownership of IONA Shares is set forth in IONA’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on March 14, 2008, and the proxy statement for IONA’s 2008 Annual General Meeting, which was filed with the Securities and Exchange Commission on April 29, 2008, and is supplemented by other public filings made, and to be made, with the Securities and Exchange Commission. Information about those executive officers and directors of Progress is set forth in Progress’ Annual Report on Form 10-K for the year ended November 30, 2007, which was filed with the Securities and Exchange Commission on January 29, 2008, the proxy statement for Progress’ 2008 Annual Meeting, which was filed with the Securities and Exchange Commission on March 24, 2008, and is supplemented by other public filings made, and to be made, with the Securities and Exchange Commission. Investors and shareholders may obtain additional information regarding the direct and indirect interests of IONA, SPK Acquisitions, Progress and their respective executive officers and directors in the Acquisition and the Scheme by reading the proxy statement (comprising the Scheme Document) and other filings referred to above.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.

Safe Harbor for Forward-Looking Statements

Certain items in this filing may contain forward-looking statements that are based on current expectations or beliefs, as well as assumptions about future events. Forward-looking statements are statements that contain predictions or projections of future events or performance, and often contain words such as “anticipates”, “can”, “estimates”, “believe”, “expects”, “projects”, “will”, “might”, or other words indicating a statement about the future. These statements are based on IONA’s, SPK Acquisitions’ or Progress’, as applicable, current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual events to differ materially from those described in the forward-looking statements. Reliance should not be placed on any such statements because of their very nature, they are subject to known and unknown risks and uncertainties and can be affected by factors that could cause them to differ materially from those expressed or implied in the forward-looking statements. IONA, SPK Acquisitions or Progress, as applicable, can give no assurance that expectations will be attained. Risks, uncertainties and other important factors that could cause actual events to differ materially from those expressed or implied in the forward-looking statements include: uncertainties as to the timing of the closing of the Acquisition; uncertainties as to whether the IONA Shareholders will vote in favour of the Acquisition; the risk that competing offers to acquire IONA will be made; the possibility that various closing conditions for the Acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Acquisition; the effects of disruption from the Acquisition making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress’ or IONA’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; uncertainties as to whether IONA’s business will be successfully integrated with Progress’ business; and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by IONA and Progress, including IONA’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008, IONA’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2008, Progress’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 29, 2008, and Progress’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 10, 2008. Such forward-looking statements speak only as of the date of this filing. IONA, SPK Acquisitions and Progress expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in IONA’s, SPK Acquisitions’ or Progress’, as applicable, expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Disclosure Required by the Irish Takeover Rules

The directors of the Company accept responsibility for the information contained in this filing. To the best of the knowledge and belief of the directors of the Company (who have taken all reasonable care to ensure such is the case), the information contained in this filing is in accordance with the facts and does not omit anything likely to affect the import of such information.

Lehman Brothers Inc., which is regulated under the laws of the United States of America, is acting exclusively for the Board of Directors of the Company and no one else in connection with the Acquisition and will not be responsible to anyone other than the Board of Directors of the Company for providing the protections afforded to clients of Lehman Brothers Inc. or for providing advice in relation to the Acquisition, the contents of this filing or any transaction or arrangement referred to herein.

Davy Corporate Finance, which is regulated by the Financial Regulator in Ireland, is acting exclusively for IONA and no one else in connection with the Acquisition and will not be responsible to anyone other than IONA for providing the protections afforded to clients of Davy Corporate Finance or for providing advice in relation to the Acquisition, the contents of this filing or any transaction or arrangement referred to herein.

Merrion Stockbrokers Limited, which is regulated by the Financial Regulator in Ireland, is acting exclusively for IONA and no one else in connection with the Acquisition and will not be responsible to anyone other than IONA for providing the protections afforded to clients of Merrion Stockbrokers Limited or for providing advice in relation to the Acquisition, the contents of this filing or any transaction or arrangement referred to herein.

Any person who is a holder of 1% or more of the share capital of the Company may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules, effective from the date of the commencement of the offer period in respect of the Acquisition.